UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2009
TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware	000-30533	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75201
(Zip Code)
214-932-6600
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On May 8, 2009, Texas Capital Bancshares, Inc. (the “Company”) issued a press release announcing that it has been approved to repurchase its shares of Fixed Rate Perpetual Preferred Stock, Series A sold to the U.S. Department of the Treasury pursuant to the TARP Capital Purchase Program and the closing of its public offering of 4.6 million shares of the Company’s common stock on May 8, 2009 (the “Offering”), a copy of which is included as Exhibit 99.1 to this report.
     On May 5, 2009, the Company filed with the Securities and Exchange Commission a prospectus supplement related to the Offering, dated May 5, 2009 (the “Prospectus Supplement”), to the base prospectus contained in the Company’s effective registration statement on Form S-3 (File No. 333-158586) (“Registration Statement”). Exhibit 5.1 attached to this Current Report on Form 8-K is incorporated by reference in its entirety into the Prospectus Supplement and Registration Statement.
Item 9.01. Financial Statements and Exhibits.
     (d)      Exhibits
5.1	Opinion of Patton Boggs LLP regarding the validity of the common stock issued in the Offering.

23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)
99.1	Press Release, dated May 8, 2009, of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009	TEXAS CAPITAL BANCSHARES, INC.
	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX
5.1	Opinion of Patton Boggs LLP regarding the validity of the common stock issued in the Offering.

23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)
99.1	Press Release, dated May 8, 2009, of the Company.